Exhibit 10.2
Container Purchase And Sale Agreement
     This Container Purchase And Sale Agreement (the “Agreement”) is entered into this 9th day of September, 2005, by and between Cronos Containers Inc., a corporation organized and existing under the laws of California (“Buyer”), and Banc of America Leasing & Capital, LLC, a limited liability company organized and existing under the laws of Delaware (“Seller”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan and Security Agreement, dated as of the date hereof (the “Loan and Security Agreement”), between Buyer and Seller. This Agreement is one of the Loan Documents as defined and described in the Loan and Security Agreement.
Recitals
     Whereas, Buyer, as lessee, and Seller (formerly known as Greyrock Capital Group, Inc.), as lessor, entered into Equipment Lease Agreement No. 101, dated as of December 27, 1995 (as amended prior to the date hereof, the “Lease”); and
     Whereas, the marine cargo containers currently subject to the Lease (hereinafter, the “Containers”) are identified on Schedule 1 attached hereto; and
     Whereas, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Containers, upon the terms and provisions set forth herein.
     Now, Therefore, in consideration of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Agreement
     Section 1. Lease and 1995 Guaranty Termination.
          (a) Termination of Lease; Survival. Buyer, as Lessee under the Lease, hereby notifies Seller, in its capacity as Lessor under the Lease, that Buyer requests Seller’s consent to the termination of the Lease, effective as of September 9, 2005 (the “Lease Termination Date”). Subject to all of the terms and conditions set forth herein and in the Loan and Security Agreement dated as of the date hereof by and between Buyer, as Buyer thereunder, and Seller, as Lender thereunder (the “Loan and Security Agreement”), Buyer and Seller hereby agree that the Lease shall terminate as of the Lease Termination Date; provided, however, that notwithstanding the termination of the Lease or the purchase of any of the Containers, Buyer’s obligations, including indemnity obligations, under the Lease that by their terms survive termination of the Lease shall continue in full force and effect in accordance with their terms. The Lease Termination Date shall not occur unless all of the conditions to an Equipment Loan Advance on the Initial Funding Date have been and remain satisfied.
          (b) Termination of 1995 Guaranty; Survival. The obligations of Lessee under the Lease are guaranteed by The Cronos Group, a Luxembourg holding company (“Cronos”), the indirect parent of Buyer, pursuant to the terms of that certain Unconditional Guaranty, dated December 27, 1995 (the “1995 Guaranty”). Subject to all of the terms and conditions set forth herein, Seller hereby agrees that the 1995 Guaranty shall terminate and be of no further force or effect as of the Lease Termination Date; provided, however, that Cronos’ obligations under the 1995 Guaranty shall continue in full force and effect as to the obligations of Buyer under the Lease that by their terms survive termination of the Lease; as to any such obligations, Cronos’ guaranty under the 1995 Guaranty shall continue in full force and effect until any such obligations are satisfied in full or expire by their terms.
          (c) Request to purchase. Buyer further requests that Seller sell to Buyer, and Seller agrees (subject to the terms and conditions hereof and under the Loan and Security Agreement), in its capacity as owner of the Containers under the Lease, to sell to Buyer, immediately upon the Lease Termination Date, the Containers, pursuant to the terms of this Agreement. Neither the termination of the Lease nor the purchase of any of the Containers shall be deemed to constitute a waiver of any rights or remedies of Seller as Lessor under the Lease with respect to any of the obligations of Buyer that survive the termination of the Lease.
     Section 2. Sale of Containers. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Containers identified on Schedule 1 attached hereto for the Purchase Price set forth in Section 3. Seller hereby agrees that, to the extent that Section 17 of the Lease (“Options Upon Expiration of Basic Lease Term”) is applicable to the sale of the Containers by Seller to Buyer hereunder, the procedural and substantive provisions of Section 17 are satisfied by the terms and provisions of this Agreement or are hereby waived by Seller.
     Section 3. Purchase Price. Schedule 1 identifies the quantity of Containers, the Seller’s sale price per Container, and the aggregate cost of the Containers (hereinafter, the “Purchase Price”). Unless otherwise agreed by Seller, Buyer shall pay the Purchase Price, in United States Dollars, on the Lease Termination Date. The Purchase Price shall include the total cost of purchasing the Containers and placing the Containers in service, and all other costs associated with acquiring and accepting the Containers from the Seller. Execution and delivery to Seller of the Used Container Note under and in accordance with the Loan and Security Agreement shall constitute, for purposes of this Agreement, payment by Buyer to Seller of the principal amount of such Used Container Note.
     Section 4. Taxes. Buyer agrees to assume exclusive liability for and to pay, defend and indemnify and hold Seller harmless from any and all sales or use taxes, transfer, title and registration fees, personal property taxes or other taxes, tolls, levies, imposts, duties, charges, withholding of any kind whatsoever, together with any penalties, fines or interest thereon (collectively, “taxes, fees or other charges”) imposed by any foreign Federal, state or local government or taxing authority agency on or in connection with the sale of the Containers or any part thereof by Seller to Buyer, or in connection with the purchase, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this ownership, use or location of any of the Containers. All of the obligations of Buyer under this Section with respect to any taxes, fees, or other charges shall be continuing obligations of Buyer and are expressly made for the benefit of, and shall be enforceable by Seller and its successors and assigns. Buyer shall not be responsible for the payment of any taxes imposed by any Federal, state or local taxing authority based on, or measured by, the net income of Seller.
     Section 5. Terms of Payment. Buyer shall make payment of the Purchase Price to Seller on or before the Lease Termination Date as provided in Section 3.
     Section 6. Bill of Sale. As of the date that Buyer pays the Purchase Price to Seller pursuant to the provisions of Section 5 above, Seller shall execute and deliver to Buyer a Bill of Sale in the form of Exhibit A hereto transferring title of the Containers to Buyer. Unless otherwise agreed by Seller, the effective date (“Effective Date”) of the transfer shall be the date Buyer completes payment of the Purchase Price to Seller pursuant to the provisions of Section 5 above.
     Section 7. Warranty.
     (a) the Containers are being sold to Buyer by Seller “as-is” and “where-is”, without any representation or warranty, whether written, oral or implied, and Seller shall not, by virtue of having sold the Containers herewith, be deemed to have made any representation or warranty, express or implied, now or hereafter, as to the condition, design, operation, maintenance, value, marketability, merchantability, or fitness for use or for a particular purpose of any of the Containers or as to the quality of the material or workmanship of any of the Containers and any implied warranty arising from course of performance, dealing or usage or trade, except that Seller hereby represents and warrants to Buyer that Seller owns the Containers free and clear of all liens and encumbrances by or in favor of any person claiming by, through or under Seller.
     (b) On and as of the Effective Date, Seller assigns to Buyer all of Seller’s right, title, and interest in and to any manufacturer’s warranty the Seller may have with respect to the Containers. Whether to pursue any manufacturer’s warranty claim with respect to the Containers shall be in the discretion of Buyer, at Buyer’s sole cost and expense.
     Section 8. Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Lease Termination Date as follows:

     (a) Due Organization and Qualification in California. Seller is a limited liability company duly authorized and validly existing under the laws of Delaware and has full power and authority to execute and deliver this Agreement. Seller is duly registered and in good standing as a foreign limited liability company authorized to transact intrastate business in the State of California.
     (b) Due Authorization. The execution and delivery by Seller of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary limited liability company action.
     (c) Validity of this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws protecting the rights of creditors generally.
     Section 9. Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Lease Termination Date as follows:
     (a) Due Incorporation. Buyer is a corporation duly authorized and validly existing under the laws of California and has full power and authority to execute and deliver this Agreement.
     (b) Due Authorization. The execution and delivery by Buyer of this Agreement and all other documents required hereunder, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action and do not require any approval or consent of any governmental agency or authority or of any third party (or such consent shall have been obtained prior to the date hereof).
     (c) Validity of this Agreement. This Agreement is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws protecting the rights of creditors generally.
     Section 10. Miscellaneous. Seller and Buyer acknowledge that this Agreement, the Loan and Security Agreement, each Note and the documents referred to herein and therein contain the entire agreement between Seller and Buyer with respect to the subject matter hereof and that there are no agreements or understandings between Seller and Buyer with respect to the Containers other than as set forth herein or in such other documents. The parties agree to execute and deliver, or cause to be delivered, such further instruments or documents and take such other action as may reasonably be required to carry out the transactions contemplated herein. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. The provisions of Section 14 of the Loan and Security Agreement are incorporated herein by this reference and made applicable hereto as if set forth herein in full.

     Section 11. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of California. The provisions of Section 13 of the Loan and Security Agreement are incorporated herein by this reference and made applicable hereto as if set forth herein in full.
     Section 12. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be addressed and delivered in accordance with the notice provisions of the Loan and Security Agreement.
[Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the year and day first written above.

Seller:

Banc of America Leasing & Capital, LLC

By:	/s/ Kim Lee Name: Kim Lee
Title: Managing Director

Buyer:

Cronos Containers Inc.

By:	/s/ John Kallas

Name: John Kallas
Title: Secretary and Treasurer

Schedule 1-A
Containers

			Aggregate Amount
Number of Units	Container Type	Unit Purchase Price	Purchase Price
1,544	20’ Dry Container	$1,009.55	$1,558,745.20

818	40’ Dry Container	$1,615.28	$1,321,299.04

193	40’ High Cube	$1,716.23	$331,223.61

72	24,000 liter tank	$10,095.47	$726,873.84

	Total Purchase Price:		$3,938,141.69

Schedule 1
to Purchase and Sale Agreement

Schedule 1-B
Container Numbers
Please see attached.
Schedule 1
to Purchase and Sale Agreement

Exhibit A
Form of Bill of Sale
     This Bill of Sale, dated as of [                    , 200_], is entered into by Banc of America Leasing & Capital, LLC (“Seller”), in consideration of the payment of the Purchase Price identified in Section 3 of that certain Container Purchase and Sale Agreement, dated as of September 9, 2005 (the “Purchase and Sale Agreement”), by and between Cronos Containers Inc. (“Buyer”) and Seller, and Seller does hereby sell, transfer, assign, set over and convey unto Buyer and its successors and assigns forever all of Seller’s right, title and interest in and to the marine cargo containers more particularly described on Schedule 1 to this Bill of Sale (the “Containers”).
     The Containers are being sold to Buyer by Seller “as-is” and “where-is”, without any representation or warranty, whether written, oral or implied, and Seller shall not, by virtue of having sold the Containers herewith, be deemed to have made any representation or warranty, express or implied, now or hereafter, as to the condition, design, operation, maintenance, value, marketability, merchantability, or fitness for use or for a particular purpose of any of the Containers or as to the quality of the material or workmanship of any of the Containers and any implied warranty arising from course of performance, dealing or usage or trade, except that Seller hereby represents and warrants to Buyer that Seller owns the Containers free and clear of all liens and encumbrances by or in favor of any person claiming by, through or under Seller. Buyer agrees to pay any sales, use or other tax applicable to this transaction and pursuant to the Purchase and Sale Agreement.
     Seller does hereby assign and transfer to Buyer all of the Seller’s right, title, and interest in and to any manufacturer’s warranty the Seller may have with respect to the Containers.
     Seller, for itself and its successors and assigns, further covenants and agrees to execute and deliver such other documents as may be reasonably requested by Buyer and at its sole cost and expense in order to vest title to the Containers in Buyer and in its successors and assigns and to perfect Buyer’s and its successors’ and assigns’ interest in and to any manufacturer’s warranty with respect to the Containers.
Exhibit A
to Purchase and Sale Agreement

     In Witness Whereof, Seller has caused this Bill of Sale to be executed as of the date first set forth above

Banc of America Leasing & Capital, LLC

By:

Name:

Title:

Accepted And Agreed To:

Cronos Containers Inc.

By:

Name:

Title:

Exhibit A
to Purchase and Sale Agreement

Schedule 1
to Bill of Sale
Containers

Container Type	Container Number
20’ Dry Container

40’ Dry Container

40’ High Cube

24,000 liter tank
Schedule 1
to Bill of Sale